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                                                                       EXHIBIT 5

                 [HELLER, EHRMAN, WHITE & McAULIFFE LETTERHEAD]

                                December 18, 1995

                                                                      16308-0003

Network Equipment Technologies, Inc.
800 Saginaw Drive
Redwood City, California 94063

                       Registration Statement on Form S-8:
            1993 Stock Option Plan, 1988 Restricted Stock Award Plan,
           1988 U.K. Stock Option Scheme, 1989 U.K. Stock Option Plan

Ladies and Gentlemen:

                 We have acted as counsel to Network Equipment Technologies, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") which the Company proposes to file with the Securities and Exchange Commission on December 19, 1995 for the purpose of registering under the Securities Act of 1933, as amended, an additional 2,000,000 shares (the "Shares") of its $.01 par value Common Stock to be issued to employees, directors and consultants who purchase stock under the Company's 1993 Stock Option Plan, 1988 Restricted Stock Award Plan, 1988 U.K. Stock Option Scheme and 1989 U.K. Stock Option Plan (the "Plans").

                 In connection with this opinion, we have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies. We have based our opinion upon our review of the following records, documents and instruments:

                 (a) The Restated Certificate of Incorporation of the Company, as amended, certified by the Secretary of State of the State of Delaware as of July 18, 1995 and certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;


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Network Equipment Technologies, Inc.
December 18, 1995                                                         Page 2



                 (b) The By-Laws of the Company, certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;

                 (c) A Certificate of the Vice President and General Counsel of the Company (i) attaching records certified to us as constituting all records of proceedings and actions of the Board of Directors and stockholders of the Company relating to the Plans and the Registration Statement, and (ii) certifying as to certain factual matters;

                 (d)      The Registration Statement;

                 (e)      The Plans; and

                 (f) A letter from First National Bank of Boston, the Company's transfer agent, dated December 15, 1995, as to the number of shares of the Company's Common Stock that were outstanding on December 15, 1995.

                 This opinion is limited to the Delaware General Corporation Law. We disclaim any opinion as to any statute, rule, regulation, ordinance, order or other promulgation of any other jurisdiction or any regional or local governmental body.

                 Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of this opinion, and assuming that (i) the Registration Statement becomes and remains effective during the period when the Shares are offered and issued, (ii) the full consideration stated in the Plans is paid for each Share and that such consideration in respect of each Share includes a cash payment at least equal to the par value thereof, and (iii) all applicable securities laws are complied with, it is our opinion that when issued and sold by the Company, after payment therefor in the manner provided in the Plans and in the Registration Statement, the Shares will be legally issued, fully paid and nonassessable.

                 This opinion is rendered to you in connection with the Registration Statement and is solely for your benefit. This opinion may not be relied upon by you for any other purpose, or relied upon by any other person, firm, corporation or other entity for any purpose, without our prior written consent. We disclaim any obligation to advise you of any change of law that occurs, or any facts of which we become aware, after the date of this opinion.


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Network Equipment Technologies, Inc.
December 18, 1995                                                         Page 3


                 We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                           Very truly yours,

                                           HELLER, EHRMAN, WHITE & McAULIFFE


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Network Equipment Technologies, Inc.
December 18, 1995                                                         Page 4